UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2018 (January 18, 2018)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 18, 2017, Rite Aid Corporation, a Delaware corporation (the “Company”), entered into the Amended and Restated Asset Purchase Agreement (the “Asset Purchase Agreement”) with Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), and Walgreen Co., an Illinois corporation and a wholly owned subsidiary of WBA (“Buyer”). Under the Asset Purchase Agreement, Buyer will purchase a total of 1,932 stores, three distribution centers and related inventory from the Company for an all-cash purchase price of $4.375 billion on a cash-free, debt-free basis. As of January 18, 2018, the Company has completed the disposition of a “significant amount” of the Company’s assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K.

As previously disclosed, the Company has been transferring ownership of Company stores and related assets to Buyer in a series of ongoing closings, with the goal of completing the store transfers in the spring of 2018. As of January 18, 2018, the Company has transferred 561 stores and related assets and has received cash proceeds of $1,184,900,000. As of today, January 22, 2018, Rite Aid has transferred 625 stores and related assets to WBA, and has received cash proceeds of $1,309.8 million (the "Proceeds"). The Company will use a portion of the Proceeds from the Sale to fully prepay the outstanding $970 million balance on its two tranches of second priority secured term loans, the Tranche 1 Term Loan due August 2020 (the “Tranche 1 Term Loan”) and the Tranche 2 Term Loan due June 2021 (and together with the Tranche 1 Term Loan, the “Term Loans”). In connection with the prepayment of the Term Loans, all second priority liens will be released and discharged. The majority of the closing conditions have been satisfied, and the subsequent transfers of Company stores and related assets remain subject to minimal customary closing conditions applicable only to the stores being transferred at such subsequent closing, as specified in the Asset Purchase Agreement. The Company does not have any material relationship with WBA or its subsidiaries, including Buyer, out of the ordinary course of business other than in respect of the transactions contemplated by the Asset Purchase Agreement, including the continued disposition of assets, a transition services agreement and the Company’s option to purchase generic drugs from an affiliate of WBA, under terms, including costs, that are substantially similar to WBA for a period of ten years.

This Current Report on Form 8-K is being filed to provide unaudited pro forma financial information for the Company giving effect to the sale of all assets contemplated by the Asset Purchase Agreement. Specifically, this pro forma financial information gives effect to the completion of the sale of 1,932 stores, three distribution centers and related assets pursuant to the terms of the Asset Purchase Agreement, including the sale of the remaining Company stores, distribution centers and related assets that have not occurred as of January 18, 2018 given that such sales are probable, in accordance with Article 11 of Regulation S-X. Although the Company believes that the sale of the remaining stores and related assets to Buyer will be consummated during the spring of 2018, there can be no assurance that all of the remaining closings will occur, and there can be no assurance that the Company’s actual results would have been as set forth in the pro forma financial statements, and such differences could be material. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company intends to file additional current reports on Form 8-K to disclose the closings of the sale of the remaining assets pursuant to the Asset Purchase Agreement when the Company completes the subsequent disposition of a significant amount of the Company’s assets pursuant to the applicable legal requirements. However, the Company does not intend to update the pro forma financial statements contained herein unless the Company is required to update such pro forma financial statements by applicable legal requirements.

The notes to the unaudited pro forma financial information includes the non-GAAP financial measure, “Adjusted EBITDA.” The Company uses this non-GAAP measure in assessing its performance in addition to net income, the most directly comparable GAAP financial measure. A reconciliation of Adjusted EBITDA is also included in the notes to the unaudited pro forma financial information, which is filed as Exhibit 99.2 to this Form 8-K.

The Company believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare the Company’s operating performance with its competitors. The Company defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements, the previously received WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, severance and costs related to distribution center closures, gain or loss on sale of assets and revenue deferrals related to the Company’s customer loyalty program). The Company references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical periods and external comparisons to competitors. In addition, incentive compensation is based in part on Adjusted EBITDA and the Company bases certain of its forward-looking estimates and budgets on Adjusted EBITDA.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2017, and which is incorporated herein by reference.

Item 8.01. Other Events.

On January 22, 2018, the Company issued a press release announcing that it has completed the disposition of a “significant amount” of the Company’s assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information for the Company with respect to the transaction is filed as Exhibit 99.2 hereto and is incorporated into this item by reference:

•	Explanatory Note and Basis of Presentation
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 2, 2017
•	Unaudited Pro Forma Consolidated Statements of Operations for (i) the fifty-three weeks ended March 4, 2017, (ii) the fifty-two weeks ended (A) February 27, 2016 and (B) February 28, 2015 and (iii) the thirty-nine weeks ended December 2, 2017
•	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated September 18, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc. and Walgreen Co. (incorporated by reference to Exhibit 2.1 of Rite Aid Corporation’s Current Report on Form 8-K, filed with the SEC on September 19, 2017)
99.1	Press Release, dated January 22, 2018
99.2	Unaudited Pro Forma Financial Statements.

Cautionary Statement Regarding Forward Looking Statements

Statements in this report that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing of subsequent closings of the sale of Company stores and assets to WBA; the ability of the parties to complete each of the subsequent closings for sale and related subsequent transactions considering the various closing conditions applicable to the stores, related assets and/or distribution centers being transferred at such subsequent closing; the outcome of legal and regulatory matters in connection with the sale of stores and assets of the Company to WBA; the expected benefits of the transactions such as improved operations, growth potential, market profile and financial strength; the competitive ability and position of the Company following completion of the proposed transactions; the ability of the Company to implement new business strategies following the completion of the proposed transactions; the ability of the Company to repay its debt using the proceeds from the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the proposed transactions, including the possibility that the subsequent transactions may not close, including because a governmental entity  may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals, the risk that there may be a material adverse change of the Company, or the business of the Company may suffer as a result of uncertainty surrounding the proposed transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions; risks associated with the financing of the proposed transaction; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the effect of the pending sale on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; risks related to diverting management’s or employees’ attention from ongoing business operations; the risk that the Company’s stock price may decline significantly if the proposed transaction is not completed; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the remaining proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, and in other documents that we file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: January 22, 2018	By:	/s/ James J. Comitale
		Name:	James J. Comitale
		Title:	Senior Vice President, General Counsel